UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2009

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 21, 2009, in Santa Clara County Superior Court, Hansen Medical, Inc. (“Hansen”) received a jury verdict in its lawsuit against Luna Innovations Incorporated (“Luna”). The jury awarded Hansen approximately $36.3 million in damages, finding in favor of Hansen on its breach of contract, breach of the covenant of good faith and fair dealing, and misappropriation of trade secrets claims against Luna. The jury did not find in favor of Hansen on its fraud claims against Luna, but did find that Luna’s misappropriation was willful or malicious. The verdict and recovery of damages is subject to customary post-trial motions and appeals, as well as collection risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: April 22, 2009	/s/ Steven M. Van Dick
Steven M. Van Dick Chief Financial Officer